UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2025

Aris Water Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 400

Houston, Texas 77024

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(832) 304-7003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, on August 6, 2025, Aris Water Solutions, Inc., a Delaware corporation (the “Company”), and Aris Water Holdings, LLC, a Delaware limited liability company (“Company OpCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Western Midstream Partners, LP, a Delaware limited partnership (“WES”), Arrakis OpCo Merger Sub LLC, a Delaware limited liability company and direct subsidiary of WES (“OpCo Merger Sub”), Arrakis Holdings Inc., a Delaware corporation and direct subsidiary of WES (“Arrakis Holdings”), Arrakis Unit Merger Sub LLC, a Delaware limited liability company and direct subsidiary of WES (“Unit Merger Sub”), and Arrakis Cash Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Arrakis Holdings (“Cash Merger Sub”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

On October 15, 2025 (the “Closing Date”), (i) OpCo Merger Sub merged with and into Company OpCo (the “OpCo Merger”), with Company OpCo continuing as the surviving limited liability company of the OpCo Merger, (ii) concurrently with the OpCo Merger, Cash Merger Sub merged with and into the Company (the “Cash Merger” and, together with the OpCo Merger, the “Initial Mergers”), with the Company continuing as the surviving corporation of the Cash Merger (the “Surviving Corporation”), and (iii) immediately following the Cash Merger, Unit Merger Sub merged with and into the Surviving Corporation (the “Unit Merger” and, together with the Initial Mergers, the “Mergers”), with the Surviving Corporation continuing as the surviving corporation of the Unit Merger. As a result of the Mergers, the Company and Company OpCo became wholly owned subsidiaries of WES.

The events described in this Current Report on Form 8-K took place in connection with the consummation of the Mergers.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the consummation of the Mergers, on the Closing Date, Company OpCo terminated all outstanding lender commitments (as applicable) under the Third Amended and Restated Credit Agreement, dated as of October 12, 2023, among Company OpCo, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”). In connection with the termination of the Credit Agreement, on the Closing Date, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full and all guarantees in respect of and all liens securing any obligations under the Credit Agreement were terminated and released.

Tax Receivable Agreement

As previously disclosed, simultaneously with the execution of the Merger Agreement, the Company, WES and certain holders under the Tax Receivable Agreement, dated as of October 26, 2021 (as amended, the “TRA”), entered into a Tax Receivable Agreement Amendment (the “TRA Amendment”), which provides that, in exchange for the termination of the TRA and all obligations associated therewith (other than certain provisions expressly surviving pursuant to the TRA Amendment), the Company would make aggregate payments of $80.0 million in cash to the TRA holders. Pursuant to the terms of the TRA Amendment, the TRA was terminated on the Closing Date concurrently with the completion of the Mergers.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, (i) at the Effective Time, each unit of Company OpCo (“Company OpCo Units”) and corresponding share of Class B common stock, par value $0.01 per share, of the Company (“Company Class B Common Stock” and, together with the related Company OpCo Unit, a “Company OpCo Stapled Unit”), and (ii) at the Unit Merger Effective Time, each share of Class A common stock, par value $0.01 per share, of the Company (“Company Class A Common Stock” and, together with the Company Class B Common Stock, “Company Common Stock”), in each case, issued and outstanding immediately prior to the Effective Time (other than certain excluded shares and any dissenting shares), were converted into the right to receive, pursuant to the election procedures set forth in the Merger Agreement, one of the following forms of consideration: (i) a combination of 0.450 common units representing limited partner interests in WES (the “WES Common Units”) and $7.00 in cash (without interest) (the “Mixed Election Consideration”), (ii) $25.00 in cash (without interest) (the “Cash Election Consideration”), provided that the Cash Election Consideration was subject to proration to ensure that the aggregate amount of cash paid in the Mergers did not exceed $415.0 million, (iii) 0.625 WES Common Units (the “Common Unit Election Consideration” and, together with the Mixed Election Consideration and the Cash Election Consideration, the “Merger Consideration”), or (iv) in the event of a failure to deliver an election or if an election was revoked and no subsequent election was made, in each case, prior to 5:00 p.m. New York time on October 7, 2025, the Common Unit Election Consideration. The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards in connection with the Mergers.

The issuance of WES Common Units pursuant to the terms of the Merger Agreement was registered under the Securities Act of 1933, as amended, pursuant to WES’s registration statement on Form S-4, as amended (File No. 333-289924), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 12, 2025. The proxy statement of the Company, which also constitutes a prospectus of WES (the “Proxy Statement/Prospectus”), included in WES’s registration statement contains additional information about the Mergers.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Prior to the consummation of the Mergers, shares of Company Class A Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “ARIS.” In connection with the consummation of the Mergers, the Company notified the NYSE that the Mergers had been completed and requested that the NYSE delist the shares of Company Class A Common Stock. Upon the Company’s request, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting and the deregistration of shares of Company Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company Class A Common Stock ceased being traded prior to the opening of the market on October 15, 2025, and is no longer listed on the NYSE.

In addition, the Surviving Corporation intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended and that the registration of shares of Company Common Stock under Section 12(g) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Company Class A Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the applicable Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction, Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Mergers, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of WES.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, each member of the Company’s board of directors and each officer of the Company immediately prior to the Effective Time ceased his or her respective service as a director or officer of the Company. Such cessations of service were not related to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, the directors of the Surviving Corporation will be appointed by Arrakis Holdings and the officers of Cash Merger Sub immediately prior to the Cash Merger Effective Time became the initial officers of the Surviving Corporation, each to hold office until their respective successors are duly elected and qualified or their earlier death, resignation or removal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 14, 2025, the Company held a special meeting of stockholders (the “Special Meeting”) to consider a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”).

As of September 10, 2025, the record date for the Special Meeting, there were 59,204,754 shares of Company Common Stock outstanding, of which 32,737,645 were shares of Company Class A Common Stock and 26,467,109 were shares of Company Class B Common Stock, each of which was entitled to one vote per share of Company Common Stock held as of the record date. At the Special Meeting, a total of 20,621,249 shares of Company Class A Common Stock and 24,307,821 shares of Company Class B Common Stock, representing approximately 75.9% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

The Company’s stockholders approved the Merger Agreement Proposal by the following vote. For more information on the Merger Agreement Proposal, see the Proxy Statement/Prospectus filed with the SEC on September 12, 2025.

For	Against	Abstain	Broker Non-Votes
44,810,579	88,098	30,393	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 6, 2025, by and among the Aris Water Solutions, Inc., Western Midstream Partners, LP, Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC, Arrakis Cash Merger Sub LLC and Aris Water Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40955) filed with the SEC on August 7, 2025).

10.1	Tax Receivable Agreement Amendment, dated as of August 6, 2025, by and among Aris Water Solutions, Inc., Western Midstream Partners, LP, COG Operating LLC, Yorktown Energy Partners XI, L.P., Solaris Energy Capital, LLC, William Zartler and Amanda Brock (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-40955) filed with the SEC on August 7, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025

ARIS WATER SOLUTIONS, INC.

By:	/s/ Oscar K. Brown
Name:	Oscar K. Brown
Title:	President and Chief Executive Officer